At Qorvo®		At the Financial Relations Board
Doug DeLieto	Steve Buhaly	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	503-615-9401	212-827-3772

FOR IMMEDIATE RELEASE
February 4, 2016
Qorvo® Reports Fiscal 2016 Third Quarter Results

Greensboro, NC, and Hillsboro, OR, February 4, 2016 --

Financial Highlights

•	GAAP quarterly revenue was $620.7 million

•	Other GAAP results were gross margin of 37.2%, operating loss of $13.2 million, and a loss of $0.08 per share

•	On a Non-GAAP basis, revenue was $619.7 million, gross margin was 47.9%, operating income was $156.9 million, and diluted EPS was $1.03

•	Cash flow from operations was $218.0 million with free cash flow of $156.5 million

•	Qorvo repurchased 4.6 million shares of common stock for $250 million

Strategic Highlights

▪	Grew dollar content in the marquee smartphones launching this year at Qorvo’s three largest mobile customers

▪
Expanded leadership in filter solutions, releasing industry’s first six-inch TC-SAW wafers in Florida fab, qualifying six-inch SAW wafers in North Carolina fab, and demonstrating Qorvo’s first eight-inch BAW wafers in Texas fab

▪	Commenced shipments of BAW-based quadplexers enabling carrier aggregation in 4G LTE devices and demonstrated BAW-based hexaplexer prototypes

▪	Commenced shipments of next-generation Envelope Tracking power management IC to large global smartphone OEM

▪	Expanded shipments of antenna control solutions into China smartphone market

▪	Delivered 18% sequential growth in Wireless Infrastructure, indicating initial recovery in China base station market

▪	Supplied a suite of critical microwave components for 5G “massive MIMO” demonstration performed by leading base station OEM at 2016 CES

▪	Expanded presence in the connected home with key design wins in gateways and access points

▪	Secured multi-year contract for next-generation electronic warfare system using Qorvo’s patented Spatium® solid state RF power technology with GaN MMICs

Qorvo® (Nasdaq:QRVO), a leading provider of core technologies and RF solutions for mobile, infrastructure and defense applications, today announced financial results for the Company’s fiscal 2016 third quarter, ended January 2, 2016.

On a GAAP basis, December quarterly revenue was $620.7 million, gross margin was 37.2%, operating loss was $13.2 million, and net loss was $11.1 million or a loss of $0.08 per share based on 139.3 million shares outstanding.

On a non-GAAP basis, December quarterly revenue was $619.7 million and gross margin declined sequentially by 180 basis points to 47.9%, reflecting lower yields and inventory adjustments. Operating expenses declined sequentially to $139.8 million, reflecting less variable compensation expense and seasonally lower spending. Operating income was $156.9 million, or 25.3% of sales, and net income was $148.0 million, or $1.03 per diluted share based on 144.1 million shares outstanding. Cash flow from operations was $218.0 million, with free cash flow of $156.5 million.

Financial Outlook

Qorvo currently believes the demand environment in its end markets supports the following non-GAAP expectations for the March 2016 quarter:

•Quarterly revenue of approximately $600 million
•Gross margin of approximately 50%
•Net interest expense of approximately $15 million
•Tax rate of approximately 3%
•Diluted EPS of $0.90 to $0.95 based on approximately 142 million shares

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Comments from Management

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “The Qorvo team executed extremely well in our first full year versus calendar 2014, growing annual revenue 12%, expanding gross margin more than 400 basis points and achieving more than 40% growth in operating income. In the December quarter, Qorvo generated $218 million in cash flow from operations and repurchased $250 million in stock to enhance shareholder value.

“Qorvo is winning by leveraging our comprehensive portfolio of tightly integrated, world-class RF solutions. We are growing our dollar content at our three largest mobile customers in the most anticipated marquee smartphones being released this year, and we anticipate strong growth in IDP.”

Steve Buhaly, chief financial officer of Qorvo, said, “As we enter Qorvo’s second year, I continue to be excited about our prospects, including a significant cost-reduction roadmap and great new products, including our rapidly growing BAW-based multiplexer business and other highly integrated solutions leveraging the full breadth of our product and technology portfolio.

“Qorvo’s total cash and investments at the end of the December quarter exceeded $1 billion, and Qorvo has $750 million remaining in our share repurchase program. We are pleased our balance sheet and strong cash flow provide the opportunity to create value for our shareholders through share repurchases while continuing to invest in internal and external opportunities to drive long-term diversified growth.”

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo and its predecessor companies, RF Micro Devices, Inc. (RFMD) and TriQuint Semiconductor, Inc. (TriQuint) for their respective December 2015, September 2015, and December 2014 quarters. See the more detailed financial information for Qorvo, including reconciliation of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	Qorvo
	For the quarter ended January 2, 2016	For the quarter ended October 3, 2015	Change vs. Q2 FY 2016
Revenue	$620.7	$708.3	$(87.6)
Gross profit	$231.0	$284.8	$(53.8)
Gross margin	37.2%	40.2%	-3.0	ppt
Operating expenses	$244.2	$266.8	$(22.6)
Operating (loss) income	$(13.2)	$18.0	$(31.2)
Net (loss) income	$(11.1)	$4.4	$(15.5)
Weighted average diluted shares	139.3	150.8	(11.5)
Diluted EPS	$(0.08)	$0.03	$(0.11)

	SELECTED NON-GAAP RESULTS[1]
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	Qorvo
	For the quarter ended January 2, 2016	For the quarter ended October 3, 2015	Change vs. Q2 FY 2016
Revenue	$619.7	$707.4	$(87.7)
Gross profit	$296.7	$351.6	$(54.9)
Gross margin	47.9%	49.7%	-1.8	ppt
Operating expenses	$139.8	$156.8	$(17.0)
Operating income	$156.9	$194.8	$(37.9)
Net income	$148.0	$183.3	$(35.3)
Weighted average diluted shares	144.1	150.8	(6.7)
Diluted EPS	$1.03	$1.22	$(0.19)

	SELECTED GAAP RESULTS
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	RFMD	TriQuint
	For the quarter ended January 2, 2016	For the quarter ended December 27, 2014	For the quarter ended December 31, 2014
Revenue	$620.7	$397.1	$344.9
Gross profit	$231.0	$190.7	$161.3
Gross margin	37.2%	48.0%	46.8%
Operating expenses	$244.2	$87.1	$85.0
Operating (loss) income	$(13.2)	$103.6	$76.3
Net (loss) income	$(11.1)	$87.9	$61.6
Weighted average diluted shares before conversion	N/A	297.8	188.4
Conversion rate [2]	N/A	0.25	0.4187
Adjusted weighted average diluted shares	139.3	74.5	78.9
Diluted EPS after conversion	$(0.08)	$1.18	$0.78

	SELECTED NON-GAAP RESULTS[1]
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	RFMD	TriQuint
	For the quarter ended January 2, 2016	For the quarter ended December 27, 2014	For the quarter ended December 31, 2014
Revenue	$619.7	$396.1	$344.9
Gross profit	$296.7	$195.3	$168.1
Gross margin	47.9%	49.3%	48.8%
Operating expenses	$139.8	$73.8	$76.7
Operating income	$156.9	$121.5	$91.4
Net income	$148.0	$108.4	$89.6
Weighted average diluted shares before conversion	N/A	297.8	188.4
Conversion rate [2]	N/A	0.25	0.4187
Adjusted weighted average diluted shares	144.1	74.5	78.9
Diluted EPS after conversion	$1.03	$1.46	$1.14
1Excludes share-based compensation, amortization of intangibles, acquisition and integration-related costs, intellectual property rights (IPR) litigation costs, non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization, start-up costs, restructuring and disposal costs, (gain) loss on assets, gain on investment, and an adjustment of income taxes for cash basis.
2Reflects the conversion rates applicable to RFMD and TriQuint shares in their business combination that resulted in the creation of the Company.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), Qorvo's earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP revenue, (ii) non-GAAP gross profit and gross margin, (iii) non-GAAP operating income and operating margin, (iv) non-GAAP net income, (v) non-GAAP net income per diluted share, (vi) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vii) free cash flow, (viii), EBITDA, (ix) return on invested capital (ROIC), and (x) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures" tables, attached, and the "Additional Selected Non-GAAP Financial Measures And Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP revenue. Non-GAAP revenue excludes non-cash deferred royalty revenue. We believe that the exclusion of this non-cash adjustment to revenue provides management and investors a more effective means of evaluating our historical and projected performance.

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets, non-cash deferred royalty revenue, non-cash prepaid royalty amortization, and adjustments for restructuring and disposal costs. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating Qorvo's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of Qorvo's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating Qorvo's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally is outside the control of management. Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to non-cash deferred royalty revenue, non-cash prepaid royalty amortization and restructuring and disposal costs, do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude share-based compensation expense, amortization of intangible assets, acquired inventory step-up and revaluation, impairment of intangibles, restructuring and disposal costs, acquisition and integration related costs, intellectual property rights (IPR) litigation costs, loss (gain) on assets and start-up costs. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquired inventory step-up and revaluation, impairment of intangibles, restructuring and disposal costs, acquisition and integration related costs, IPR litigation costs, loss (gain) on assets and start-up costs do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, acquired inventory step-up and revaluation, impairment of intangibles, restructuring and disposal costs, acquisition and integration related costs, IPR litigation costs, loss (gain) on assets, start-up costs, gain on investment and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, and IPR litigation costs. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that IPR litigation costs do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

With respect to the TriQuint financial results included herein, this earnings release provides financial measures for non-GAAP net income (loss), diluted earnings (loss) per share, gross profit, gross margin, operating expenses and operating income (loss) that exclude equity compensation expense, non-cash tax expense (benefit), certain entries associated with mergers and acquisitions including expenses associated with the merger with RFMD and other specifically identified non-routine items, and are therefore not calculated in accordance with GAAP. The charges associated with mergers and acquisitions reflect the amortization of intangible and tangible assets, transaction costs and changes to the earnout liability estimates recorded in connection with acquisition accounting and charged to the income statement. The charges associated with the merger with RFMD include professional fees and other costs. The non-cash tax expense (benefit) excludes certain deferred tax charges and benefits that do not currently result in a tax payment or tax refund. Each of these non-GAAP financial measures and the adjustments from GAAP results are outlined in the “Supplemental Reconciliation of GAAP to Non-GAAP Results" table, attached.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted earnings per share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as an analytical tool compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share, diluted earnings per share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. EST today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call's completion and can be accessed by dialing 719-457-0820 and using the passcode 799320. The playback will be available through the close of business February 11, 2016.

About Qorvo

Qorvo (Nasdaq:QRVO) is a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications. Qorvo was formed following the merger of RFMD and TriQuint, and has more than 7,000 global employees dedicated to delivering solutions for everything that connects the world. Qorvo has the industry's broadest portfolio of products and core technologies; world-class ISO9001-, ISO 14001- and ISO/TS 16949-certified manufacturing facilities; and is a DoD-accredited ‘Trusted Source’ (Category 1A) for GaAs, GaN and BAW products and services. For the industry’s leading core RF solutions, visit www.qorvo.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended that relate to our plans, objectives, estimates and goals.  Statements expressing expectations regarding our future and projections relating to products, sales, revenues and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” and “estimate,” and variations of such words and similar expressions, identify such forward-looking statements.  Our business is subject to numerous risks and uncertainties, including, but not limited to the following factors: (i) changes in business and economic conditions, including downturns in the semiconductor industry and/or the overall economy; (ii) our ability to accurately predict market requirements and evolving industry standards in a timely manner; (iii) our ability to accurately predict customer demand and thereby avoid the possibility of obsolete inventory, which would reduce our profit margins; (iv) our customers’ and distributors’ ability to manage the inventory they hold and forecast their demand; (v) our ability to successfully integrate acquired businesses, operations, product technologies and personnel as well as achieve expected synergies; (vi) our ability to achieve cost savings and improve yields and margins on our new and existing products; (vii) our ability to respond to possible downward pressure on the average selling prices of our products caused by our customers or our competitors; (viii) our ability to efficiently utilize our capacity, or to acquire or source additional capacity, in response to customer demand; (ix) the inability of one or more of our customers to access their traditional sources of credit, which could lead them to reduce their level of purchases or seek credit or other accommodations from us; (x) our ability to continue to improve our product designs, develop new products in response to new technologies, and achieve design wins; (xi) our dependence on a limited number of customers for a substantial portion of our revenue; (xii) our reliance on the U.S. government and on U.S. government sponsored programs (principally for defense and aerospace applications) for a portion of our revenue; (xiii) our ability to bring new products to market in response to market shifts and to use technological innovation to shorten time-to-market for our products; (xiv) the risks associated with our wafer fabrication facilities, our assembly facilities and our test and tape and reel facilities; (xv) variability in manufacturing yields; (xvi) variability in raw material costs and availability of raw materials; (xvii) our dependence on third parties, including wafer foundries, wafer starting material suppliers, passive component manufacturers, assembly and packaging suppliers and test and tape and reel suppliers; (xviii) our ability to manage platform provider and customer relationships; (xix) our ability to procure, commercialize and enforce intellectual property rights (“IPR”) and to operate our business without infringing on the unlicensed IPR of others; (xx) the risks associated with security breaches and other similar disruptions, which could compromise our information and expose us to liability and could cause our business and reputation to suffer; (xxi) currency fluctuations, tariffs, trade barriers, tax and export license requirements and health and security issues associated with our foreign operations; (xxii) our ability to attract and retain skilled personnel and develop leaders for key business units and functions; (xxiii) failure to realize the anticipated benefits of the business combination of RF Micro Devices, Inc. (“RFMD”) and TriQuint Semiconductor, Inc. (“TriQuint”), including difficulty in integrating the businesses of RFMD and TriQuint; and (xxiv) failure to realize the expected amount and timing of cost savings and operating synergies related to the business combination of RFMD and TriQuint. These and other risks and uncertainties, which are described in more detail in our most recent Annual Report on Form 10-K and in other reports and statements that we file with the SEC, could cause the actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.  Forward-looking statements speak only as of the date they were made and we undertake no obligation to update or revise such statements, except as required by the federal securities laws.

# # #

Financial Tables to Follow

QRVO-F

QORVO, INC. AND SUBSIDIARIES (1)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 2, 2016	December 27, 2014	January 2, 2016	December 27, 2014
Revenue	$620,681	$397,086	$2,002,657	$1,076,074

Costs and expenses:
Cost of goods sold	389,693	206,384	1,207,304	575,652
Research and development	105,992	48,865	341,495	142,018
Marketing and selling	101,890	17,939	317,460	56,008
General and administrative	24,404	12,026	89,556	48,845
Other operating expense	11,915	8,237	43,351	28,540
Total costs and expenses	633,894	293,451	1,999,166	851,063

(Loss) income from operations	(13,213)	103,635	3,491	225,011
Other income (expense), net	(7,788)	(204)	(3,632)	(277)

(Loss) income before income taxes	$(21,001)	$103,431	$(141)	$224,734
Income tax benefit (expense)	9,874	(15,568)	(4,502)	(34,913)

Net (loss) income	$(11,127)	$87,863	(4,643)	189,821

Net (loss) income per share, diluted	(0.08)	$1.18	(0.03)	$2.56

Weighted average outstanding diluted shares	139,343	74,454	144,936	74,083

(1)
The following financial statements for Qorvo, Inc. and Subsidiaries, including the reconciliation of GAAP and non-GAAP financial information, reflect the financial position and results of operation of Qorvo, Inc. and Subsidiaries for the three and nine months ended January 2, 2016, the three months ended October 3, 2015, June 27, 2015, March 28, 2015, and as of January 2, 2016. The condensed consolidated statements of income for the three and nine months ended December 27, 2014 only includes the results of operations of RF Micro Devices, Inc. and Subsidiaries for these periods.

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	January 2, 2016	October 3, 2015	June 27, 2015	March 28, 2015

GAAP operating (loss) income	$(13,213)	$18,039	$(1,335)	$(102,545)
Share-based compensation expense	30,308	35,729	48,170	42,110
Amortization of intangible assets	128,542	128,028	123,202	123,515
Acquired inventory step-up and revaluation	—	—	—	72,850
Restructuring and disposal costs	301	2,403	1,427	12,374
IPR litigation costs	337	192	148	68
Acquisition and integration related costs	4,955	5,589	10,415	20,077
Start-up costs	3,835	3,496	3,710	1,105
Other expenses (including loss (gain) on assets and other non-cash expenses)	1,850	1,348	2,078	35
Non-GAAP operating income	$156,915	$194,824	$187,815	$169,589

GAAP net (loss) income	$(11,127)	$4,448	$2,036	6,482
Share-based compensation expense	30,308	35,729	48,170	42,110
Amortization of intangible assets	128,542	128,028	123,202	123,515
Acquired inventory step-up and revaluation	—	—	—	72,850
Restructuring and disposal costs	301	2,403	1,427	12,374
IPR litigation costs	337	192	148	68
Acquisition and integration related costs	4,955	5,589	10,415	20,077
Start-up costs	3,835	3,496	3,710	1,105
Other expenses (including loss (gain) on assets and other non-cash expenses )	1,850	1,348	2,114	809
Gain on investment	—	—	(4,025)	—
Adjustment of income taxes for cash basis	(10,980)	2,050	(18,708)	(112,232)

Non-GAAP net income	$148,021	$183,283	$168,489	$167,158

GAAP weighted average outstanding diluted shares	139,343	150,783	154,461	150,470
Diluted share-based awards	4,756	—	—	—
Non-GAAP weighted average outstanding diluted shares	144,099	150,783	154,461	150,470

Non-GAAP net income per share, diluted	$1.03	$1.22	$1.09	$1.11

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 27, 2014	September 27, 2014	June 28, 2014	March 29, 2014

GAAP operating income (loss)	$103,635	$75,256	$46,120	$(742)
Share-based compensation expense	4,119	9,543	9,169	5,151
Amortization of intangible assets	5,467	6,801	6,966	7,455
Impairment of intangibles	—	—	—	11,300
Restructuring and disposal costs	224	262	1,315	4,302
IPR litigation costs	189	1,992	6,014	2,519
Acquisition and integration related costs	7,548	5,461	8,453	2,228
Start-up costs	—	211	115	—
Other expenses (including loss (gain) on assets and other non-cash expenses)	270	565	730	1,392
Non-GAAP operating income	$121,452	$100,091	$78,882	$33,605

GAAP net income (loss)	$87,863	$63,311	$38,647	(1,046)
Share-based compensation expense	4,119	9,543	9,169	5,151
Amortization of intangible assets	5,467	6,801	6,966	7,455
Impairment of intangibles	—	—	—	11,300
Restructuring and disposal costs	224	262	1,315	4,302
IPR litigation costs	189	1,992	6,014	2,519
Acquisition and integration related costs	7,548	5,461	8,453	2,228
Start-up costs	—	211	115	—
Other expenses (including loss (gain) on assets and other non-cash expenses )	270	565	730	1,392
Non-cash interest expense on convertible subordinated notes	—	—	240	1,361
Gain on investment	—	—	—	(398)
Adjustment of income taxes for cash basis	2,723	1,828	(321)	(903)

Non-GAAP net income	$108,403	$89,974	$71,328	$33,361

GAAP weighted average outstanding diluted shares	74,454	74,134	73,659	70,651
Diluted share-based awards	—	—	—	1,726
Non-GAAP weighted average outstanding diluted shares	74,454	74,134	73,659	72,377

Non-GAAP net income per share, diluted	$1.46	$1.21	$0.97	$0.46

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	January 2, 2016		October 3, 2015		December 27, 2014
GAAP gross profit/margin	$230,988	37.2%	$284,848	40.2%	$190,702	48.0%
Adjustment for intangible amortization	56,683	9.1%	56,092	7.9%	4,280	1.1%
Adjustment for share-based compensation	8,101	1.3%	10,245	1.4%	509	0.1%
Restructuring and disposal adjustments	—	—%	—	—%	(195)	(0.1)%
Other expenses	913	0.1%	421	0.1%	—	—%
Non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization ($970)	—	0.2%	—	0.1%	—	0.2%
Non-GAAP gross profit/margin	$296,685	47.9%	$351,606	49.7%	$195,296	49.3%

Three Months Ended
Non-GAAP Operating Income	January 2, 2016
(as a percentage of sales)

GAAP operating loss	(2.1)%
Share-based compensation expense	4.9%
Amortization of intangible assets	20.7%
IPR litigation costs	0.1%
Acquisition and integration related costs	0.8%
Start-up costs	0.6%
Other expenses (including loss (gain) on assets and other non-cash expenses)	0.3%
Non-GAAP operating income	25.3%

Free Cash Flow (1)	Three Months Ended
January 2, 2016
(In millions)

Net cash provided by operating activities	$218.0
Purchases of property and equipment	(61.5)
Free cash flow	$156.5

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	January 2, 2016	October 3, 2015	December 27, 2014
GAAP research and development expense	$105,992	$118,293	$48,865
Less:
Share-based compensation expense	10,750	11,526	1,695
Other non-cash expenses	240	239	—
Non-GAAP research and development expense	$95,002	$106,528	$47,170

	Three Months Ended
	January 2, 2016	October 3, 2015	December 27, 2014
GAAP marketing and selling expense	$101,890	$105,925	$17,939
Less:
Share-based compensation expense	4,336	5,273	959
Amortization of intangible assets	71,859	71,936	1,187
Other non-cash expenses	34	34	—
Non-GAAP marketing and selling expense	$25,661	$28,682	$15,793

	Three Months Ended
	January 2, 2016	October 3, 2015	December 27, 2014
GAAP general and administrative expense	$24,404	$29,069	$12,026
Less:
Share-based compensation expense	4,447	7,241	956
Other non-cash expenses	513	64	—
IPR litigation costs	337	192	189
Non-GAAP general and administrative expense	$19,107	$21,572	$10,881

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 2, 2016	March 28, 2015
ASSETS
Current assets:
Cash and cash equivalents	$851,597	$299,814
Short-term investments	173,569	244,830
Accounts receivable, net	296,592	353,830
Inventories	406,692	346,900
Deferred tax assets (1)	—	150,208
Other current assets	115,267	104,523
Total current assets	1,843,717	1,500,105

Property and equipment, net	1,012,836	883,371
Goodwill	2,135,697	2,140,586
Intangible assets, net	1,927,366	2,307,229
Long-term investments	29,287	4,083
Other non-current assets	62,207	57,005
Total assets	$7,011,110	$6,892,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$299,970	$314,339
Other current liabilities	715	10,971
Total current liabilities	300,685	325,310

Long-term debt, net	987,888	—
Deferred tax liabilities (l)	143,103	310,189
Other long-term liabilities	85,362	83,720
Total liabilities	1,517,038	719,219

Stockholders’ equity	5,494,072	6,173,160

Total liabilities and stockholders’ equity	$7,011,110	$6,892,379

The Company adopted Accounting Standards Update 2015-17, "Balance Sheet Classification of Deferred Taxes," in the period ended January 2, 2016, prospectively, which requires entities to present deferred tax assets and deferred tax liabilities as non-current in a classified balance sheet. Prior periods presented in the condensed consolidated balance sheets were not retrospectively adjusted.

TRIQUINT SEMICONDUCTOR, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	December 31, 2014	September 27, 2014	June 28, 2014	March 29, 2014

GAAP gross profit	$161,326	$123,720	$92,714	$59,050
Adjustment for stock based compensation charges	2,471	1,610	2,218	1,785
Adjustment for restructuring and impairment charges	612	42	(20)	715
Adjustment for charges associated with acquisitions	3,691	1,397	1,301	1,083
Non-GAAP gross profit	168,100	126,769	96,213	62,633

GAAP gross margin	46.8%	45.5%	40.2%	33.2%
Adjustment for stock based compensation charges	0.7%	0.6%	1.0%	1.0%
Adjustment for restructuring and impairment charges	0.2%	—%	—%	0.4%
Adjustment for charges associated with acquisitions	1.1%	0.5%	0.5%	0.7%
Non-GAAP gross margin	48.8%	46.6%	41.7%	35.3%

GAAP operating expenses	$85,038	$87,845	$85,317	$79,033
Adjustment for stock based compensation charges	(4,845)	(4,748)	(5,287)	(4,805)
Adjustment for restructuring and impairment charges	(336)	(114)	52	(1,080)
Adjustment for charges associated with acquisitions	(3,158)	(8,310)	(8,124)	(2,200)
Non-GAAP operating expenses	76,699	74,673	71,958	70,948

GAAP operating income (loss)	$76,288	$35,875	$7,397	$(19,983)
Adjustment for stock based compensation charges	7,316	6,358	7,505	6,590
Adjustment for restructuring and impairment charges	948	156	(72)	1,795
Adjustment for charges associated with acquisitions	6,849	9,707	9,425	3,283
Non-GAAP operating income (loss)	91,401	52,096	24,255	(8,315)

GAAP net income (loss)	$61,628	$26,184	$5,210	$(19,069)
Adjustment for stock based compensation charges	7,316	6,358	7,505	6,590
Adjustment for restructuring and impairment charges	948	156	443	1,795
Adjustment for non-cash tax expense (benefit)	12,739	9,338	803	(2,190)
Adjustment for charges associated with acquisitions	6,999	9,374	9,643	3,510
Non-GAAP net income (loss)	$89,630	$51,410	$23,604	$(9,364)

GAAP and Non-GAAP weighted average outstanding diluted shares	78,895	77,753	75,918	68,828

Non-GAAP net income per share, diluted	$1.14	$0.66	$0.31	$(0.14)